Exhibit 10.20

                              AMENDED AND RESTATED
                          WILLIS GROUP HOLDINGS LIMITED
                       2001 SHARE PURCHASE AND OPTION PLAN

1.       Purpose of Plan

     The Willis Group Holdings Limited ("Holdings") 2001 Share Purchase and Option Plan (the "Plan") is designed:

     (a) to promote the long term financial interests and growth of Holdings and its Subsidiaries (collectively, "Willis Group") by attracting and retaining personnel with the training, experience and ability to enable them to make a substantial contribution to the success of Willis Group's business;

     (b) to motivate management personnel by means of growth-related incentives to achieve long range goals; and

     (c) to further the identity of interests of participants with those of the shareholders of Willis Group through opportunities for increased stock, or stock-based, ownership in Willis Group.

2.       Definitions

         As used in the Plan, the following words shall have the following meanings:

     (a)  "Board of Directors" means the Board of Directors of Holdings.

     (b) "Change in Control" means: (i) sale of all or substantially all of the assets of Holdings or Willis Group to a Person or Group that is not Kohlberg Kravis Roberts & Co. or an affiliate thereof (collectively, the "KKR Partnerships"), (ii) a sale by any member of the KKR Partnerships resulting in more than 50% of the voting stock of Holdings or Willis Group being held by a Person or Group that is not a member of the KKR Partnerships or (iii) a merger, consolidation, recapitalization or reorganization of Holdings or Willis Group with or into another Person which is not a member of the KKR Partnerships; and following any of the foregoing events in (ii)-(iii), (x) the KKR Partnerships no longer have the ability, without the approval of a Person or Group who is not a member of the KKR Partnership, to elect a majority of the Board of Directors of Holdings (or the resulting entity) and (y) any Person or Group who is not a member of the KKR Partnerships is or becomes the Beneficial Owner, directly or indirectly, in the aggregate, of a greater percentage of the total voting power of Holdings or Willis Group than that held, directly or indirectly, in the aggregate, by the KKR Partnerships. For purposes of this definition, "Beneficial Owner" shall have the same meaning as defined in Rules 13d-3 and 13d-5 under the Exchange Act, which shall in any event include having the power to vote (or cause to be voted) pursuant to contract, irrevocable proxy or otherwise, and which, for purposes of the calculation under clause (y), shall be deemed to include shares that any such Person or Group has a right to acquire, whether such right is exercisable immediately or only after the passage of time.

     (c) "Committee" means the Compensation Committee of the Board of Directors (or, if no such committee is appointed, the Board of Directors).

     (d) (Common Shares" or "Share" means common shares of Willis Group, which may be authorized but unissued.

     (e)  "Director" means any member of the Board of Directors.

     (f) "Employee" means a person, including a director and an officer, in the employment of Willis Group.

     (g) "Exchange Act" means the Securities Exchange Act of 1934 of the United States, as amended.

     (h) "Grant" means an award made to a Participant pursuant to the Plan and described in Paragraph 5, including, without limitation, an award of a Share Option, Restricted Share, Purchase Share, or Other Share-Based Grant or any combination of the foregoing.

     (i) "Grant Agreement" means an agreement between Holdings and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

     (j) "Group" means a "group" as such term is used in Sections 13(d) and 14(d) of the Exchange Act, acting in concert.

     (k) "Participant means an Employee or Director of any member of Willis Group, to whom one or more Grants have been made, and such Grants have not all been forfeited or terminated under the Plan.

     (l) "Person" means "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

     (m) "Share-Based Grants" means the collective reference to the grant of Purchase Shares, Restricted Shares and Other Share-Based Grants.

     (n) "Share Options" means options to purchase Common Shares, which may or may not be incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986 of the United States, as amended (the "Code").

     (o) "Subsidiary" means a "subsidiary", as such term is defined in Section 86 of the Bermudan Companies Act 1981.

3.       Administration of Plan

     (a) The Plan shall be administered by the Committee. All of the members of the Committee and any other Directors shall be eligible to be selected for Grants under the Plan; provided, however, that to the extent the Board determines it is necessary or desirable to satisfy any regulation or rule, whether under Section 16 of the Exchange Act or otherwise related to the Grants, the members of the Committee shall qualify under such regulation or rules. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. The Committee shall also have the power to establish sub-plans, which may constitute separate schemes, for the purpose of establishing schemes which qualify for approval by the UK Inland Revenue or meet any special tax or regulatory requirements anywhere in the world. Any such interpretations, rules, administration and sub-plans shall be consistent with the basic purposes of the plan.

     (b) The Committee may delegate to the Chief Executive Officer and to other senior officers of Willis Group its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Grants to Participants who are subject to section 16 of the Exchange Act.

     (c) The Committee may employ attorneys, consultants, accountants, appraisers, brokers of other person. The Committee, Willis Group, and the officers and Directors of Willis Group shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, Willis Group and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by Willis Group with respect to any such action, determination or interpretation.

4.       Eligibility

     Subject to Section 11 of the Plan, the Committee may from time to time make Grants under the plan to such Employees or Directors of Willis Group, and in such form and having such terms, conditions and limitations as the Committee may determine. Grants may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Grant under the plan shall be set forth in a Schedule to the Plan (as described in Section 11 below), to be attached hereto, and/or a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan.

5.       Grants

     From time to time, the Committee will determine the forms and amounts of Grants for Participants. Such Grants may take the following forms in the Committee's sole discretion; provided, however, that in no event shall the purchase price of any Grant be less than the par value of the Shares; and provided further that the maximum number of Common Shares that may be issued, sold or distributed as Restricted Shares, Purchase Shares or other Share-Based Grants shall not exceed 3,500,000 Common Shares. The terms of any Grant may include a requirement that the Participant enter into an agreement or election under which the Participant agrees to pay his or her employer's social security or National Insurance liability (or reimburse the employer for such liability) in any jurisdiction arising on exercise of any Share Option, or at any other time with respect to any other Share-Based Award, and if this requirement is not permitted in any jurisdiction the Grant in such circumstances shall be null and void

     (a) Share Options - These are options to purchase Common Share, which may or may not be Incentive Stock Options. Any options that are granted as Incentive Stock Options shall have an exercise price at least equal to the fair market value of one share of Common Shares on the date of Grant (or, if the person to whom the option is being granted owns Common Shares representing more than 10 percent of the voting power of all classes of Company equity, the exercise price shall be at least equal to 110 percent of the fair market value of one Common Share on the date of Grant). At the time of the Grant the Committee shall determine, and shall have contained in the Grant Agreement or other Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate, which may include the requirement that the grant of options is predicated on the acquisition of Purchase Shares under Section 5(c) by the Participation or as may be required pursuant to applicable law, if such options shall be Incentive Stock Options, Payment of the option price shall be made in cash or in shares of Common Shares (provided, that such Shares have been held by the Participation for not less than six months (or such other period as established by the Committee from time to time)), or a combination thereof, in accordance with the terms of the Plan, the Grant Agreement and any applicable guidelines of the Committee in effect at the time.

     (b) Restricted Shares - Restricted Shares are common Shares delivered to a Participant with or without payment of consideration with restrictions or conditions on the Participant's right to transfer or sell such shares; provided that the price of any Restricted Stock may not be less than the par value of the Common Shares. The number of shares of Restricted Shares and the restrictions or conditions on such shares shall be as the Committee determines, in the grant Agreement or by other Plan rules, and the certificate for the Restricted Shares shall bear evidence of such restrictions or conditions. Subject to Section 9 and Section 11, Restricted Shares may NOT have a restriction period of less than 6 months.

     (c) Purchase Shares - Purchase Shares refers to shares of Common Shares offered to a Participant at such price as determined by the Committee, the acquisition of which may make him eligible to receive under the Plan, among other things, Share Options.

     (d) Other Share-Based Grants - The Committee may make other Grants under the Plan pursuant to which shares of Common Shares or other equity securities of Willis Group are or may in the future be acquired, or Grants denominated in stock units, including ones valued using measures other than market value. Other Share-Based Grants may be granted with or without consideration.

6.       Limitations and Conditions

     (a) The number of Shares available for Grants under this Plan shall be 25,000,000 shares of the authorized Common Shares as of the effective date of the Plan. The number of Shares subject to Grants under this Plan to any one Participant shall not be more than 5,000,000 Share in any one calendar year. Unless restricted by applicable law, Shares related to Grants that are forfeited, terminated, cancelled or expire unexercised, shall immediately become available for new Grants.

     (b) No Grants shall be made under the Plan beyond ten years after the effective date of the Plan, but the terms of Grants made on or before the expiration of the Plan may extend beyond such expiration. At the time a Grant is made or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant.

     (c) Nothing contained herein shall affect the right of Willis Group to terminate any Participant's employment at any time or for any reason. The rights and obligations of any individual under the terms of his office or employment with any member of Willis Group shall not be affected by his or her participation in this Plan or any right which he or she may have to participate in it, and an individual who participates in this Plan shall waive any and all rights to compensation or damages in consequence of the termination of his or her office or employment for any reason whatsoever insofar as those rights arise or may arise from his or her ceasing to have rights under or be entitled to exercise any Grant as a result of such termination.

     (d) Deferrals of Grant payouts may be provided for, at the sole discretion of the Committee, in the Grant Agreements.

     (e) Except as otherwise prescribed by the Committee, the amounts of the Grants for any employee of a Subsidiary, along with interest, dividend, and other expenses accrued on deferred Grants shall be charged to the Participant's employer during the period for which the Grant is made. If the Participant is employed by more than one Subsidiary or by both Willis Group and a Subsidiary during the period for which the Grant is made, the Participant's Grant and related expenses will be allocated between the companies employing the Participant in a manner prescribed by the Committee.

     (f) Other than as specifically provided pursuant to a Grant Agreement or other related agreement between a Participant and Willis Group, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

     (g) Participants shall not be, and shall not have any of the rights or privileges of, shareholders of Willis Group in respect of any Shares purchasable in connection with any Grant unless and until certificates representing any such Shares have been issued by Willis Group to such Participants, unless the Committee shall otherwise determine.

     (h) No election as to benefits or exercise of Stock Options or other rights may be made during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

     (i) Absent express provisions to the contrary, any grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of any member of Willis Group and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974 of the United States, as amended.

     (j) Unless the Board determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of any member of Willis Group, nor shall any assets of any member of Willis Group be designated as attributable or allocated to the satisfaction of Willis Group's obligations under the Plan.

7.       Transfers and Leaves of Absence

     For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant's employment without an intervening period of separation among Willis Group and any Subsidiary shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of Willis Group during such leave of absence.

8.       Adjustments

     In the event of any change in the outstanding Common Shares by reason of a stock split, spin-off, stock dividend, stock combination or reclassification recapitalization or merger, change of control, or similar event, the Committee shall adjust appropriately the number of Shares subject to the Plan and available for or covered by Grants and Share prices related to outstanding Grants to the extent necessary, and may make such other revisions to outstanding Grants as it deems are equitably required including, without limitation, in an event that is not a change of control, providing for the payment of a dividend in respect of the Share subject to any outstanding Grants, in all events in order to allow Participants to participate to such event in an equitable manner.

9.       Merger, Consolidation, Exchange, Acquisition, Liquidation or
Dissolution

     In its absolute discretion, and on such terms and conditions as it deems appropriate coincident with or after the grant of any Stock Option or any Stock-Based Grant, the Committee may provide that such Stock Option or Stock-Based Grant cannot be exercised after a Change in Control, a merger, amalgamation pursuant to Bermuda law, or other consolidation of Holdings or Willis Group with or into another company, the exchange of all or substantially all of the assets of Holdings or Willis Group for the securities of another company, the acquisition by another Person or Group of 80% or more of Holdings or Willis Group's then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of Holdings or Willis Group, and if the Committee so provides, it shall, on such terms and conditions as it deems appropriate in its absolute discretion, also provide, either by the terms of such Stock Option or Stock-Based Grant or by a resolution adopted prior to the occurrence of such Change in Control merger, consolidation, exchange, acquisition, recapitalization, reclassification, liquidation or dissolution, that, for some period of time prior to such event, such Stock Option or Stock-Based Grant shall be exercisable as to all share subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Section 6(b) and that, upon the occurrence of such event, such Stock Option or Stock-Based Grant shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Stock Option or Stock-Based Grant shall remain exercisable after any such event, fro the after such event, any such Stock Option or Stock-Based Grant shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of shares of stock for which such Stock Option or Stock-Based Grant could have been exercised immediately prior to such event.

10.      Amendment and Termination

     The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan. The Board of Directors may amend, suspend or terminate the Plan at any time.

11.      Foreign Options and Rights

     The Committee or Board, as applicable, may establish rules or schemes in order to make Grants to Employees who are subject to the laws of nations other than Bermuda, which Grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with foreign laws. In the event that the Committee or Board establishes such rules or schemes, the substantive provisions thereof shall be set forth on schedules attached hereto, and are hereby incorporated by reference as part of the Plan, subject to any additional action required to be taken pursuant to the applicable foreign law.

12.      Withholding Taxes

     (a) Willis Group shall have the right to deduct from any cash payment made under the Plan any federal, state, local, national, provincial or other income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of Willis Group to deliver shares upon the exercise of an Option, upon delivery of Restricted Stock or upon exercise, settlement or payment of any Other Stock-Based Grant that the Participant pay to Willis Group such amount as may be requested by Willis Group for the purpose of satisfying any liability for such withholding taxes. Any Grant Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Grant Agreement, to pay a portion or the entire minimum amount of such withholding taxes in shares of Common Shares:

     (b) Notwithstanding anything set forth in section 12 (a), an option may not be exercised unless:

          (i) the Board considers that the issue or transfer of shares pursuant to such exercise would be lawful in all relevant jurisdictions; and

          (ii) in a case where, if the option were exercised, Willis Group would be obliged to (or would suffer a disadvantage if it were not to) account for any tax (in any jurisdiction) for which the person in question would be liable by virtue of the exercise of the option and/or for any social security contributions that would be recoverable from the person in question (together, the "Tax Liability"), that person has either:

               (x) made a payment to Willis Group of an amount at least equal to the Holdings estimated of the Tax Liability; or

               (y) entered into arrangements acceptable to Willis Group to secure that such a payment is made (whether by authorizing the sale of some or all of the shares on his behalf and the payment to Willis Group of the relevant amount out of the proceeds of sale or otherwise).

13.      Governing Law

     This Plan shall be governed by the laws of Bermuda, without regard to conflicts of laws.

14.      Effective Date and Termination Dates

     The Plan shall be effective on and as of the date of its original approval by the Board of Directors of Holdings and shall be approved by a majority of the shareholders of Holdings, and shall terminate ten years thereafter, subject to earlier termination by the Board of Directors pursuant to Sections 9 and 10.

                  WILLIS GROUP SENIOR MANAGEMENT INCENTIVE PLAN

Section 1.  Purposes.

     The purpose of the Willis Group Senior Management Incentive Plan (the "Plan") is to attract, retain and motivate selected employees of Willis Group Holdings Limited (the "Company") and its subsidiaries and affiliates who are executive officers of the Company and members of its Partners Group and any successor thereto in order to promote the Company's long-term growth and profitability. It is also intended that all Bonuses (as defined in Section 5(a)) payable under the Plan be considered "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and the Plan shall be interpreted accordingly.

Section 2.  Administration.

     (a) Subject to Section 2(d), the Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"), whose members shall serve at the pleasure of the Board. The Committee at all times is intended to be composed of at least two directors of the Company, each of whom is an "outside director" within the meaning of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(3) and a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Unless otherwise determined by the Board, the Committee shall be the Compensation Committee of the Board.

     (b) The Committee shall have complete control over the administration of the Plan, and shall have the authority in its sole and absolute discretion to:
(i) exercise all of the powers granted to it under the Plan; (ii) construe, interpret and implement and implement the Plan; (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations governing its own operations; (iv) make all determinations necessary or advisable in administering the Plan (including, without limitation, calculating the size of the Bonus payable to each Participant (as defined in Section 4(a))); (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (vi) amend the Plan to reflect changes in or interpretations of applicable law, rules or regulations.

     (c) The determination of the Committee on all matters relating to the Plan and any amounts payable thereunder shall be final, binding and conclusive on all parties.

     (d) Notwithstanding anything to the contrary contained herein, the Committee may allocate among its members and may delegate some or all of its authority or administrative responsibility to such individual or individuals who are not members of the Committee as it shall deem necessary or appropriate; provided, however, the Committee may not delegate any of its authority or administrative responsibility hereunder (and no such attempted delegation shall be effective) if such delegation would cause any Bonus payable under the Plan not to be considered performance-based compensation within the meaning of
Section 162(m)(4)(C) of the Code.

     (e) No member of the Board or the Committee or any employee of the Company or any of its subsidiaries or affiliates (each such person a "covered Person") shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Bonus. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company's approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such covered Person, provided that the Company shall have the right, at its own expense to assume and defend any such action, suit or proceeding and, once the Company gives notice to its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered person giving rise to the indemnification claim resulted from such Covered Person's bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company's Restated Certificate of Incorporation or Amended and Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such person or hold them harmless.

Section 3.  Performance Period.

     The Plan shall peerage for successive periods (each a "Performance Period"). The first Performance Period shall commence on January 1, 2005 and shall terminate on December 31, 2005. Thereafter, each Performance Period shall be one full fiscal year and/or portions of fiscal years of the Company, as determined by the Committee.

Section 4.  Participation.

     (a) Prior to the 90th day after the beginning of a Performance Period, or otherwise in a manner not inconsistent with Treasury Regulation Section 1.162-27(e)(2) (the "Participation Date"), the Committee shall designate those individuals who shall participate in the Plan for the Performance Period (the "Participants").

     (b) Except as provided below, the Committee shall have the authority at any time (i) during the Performance Period to remove Participants from the Plan for that Performance Period and (ii) prior to the Participation Date (or later in a manner consistent with the requirements of Section 162(m) of the Code) to add Participants to the Plan for a particular Performance Period.

Section 5.  Bonus Amounts.

     (a) Each Participant shall be paid a bonus amount equal to 5% of the Company's "Earnings" (as defined in Section 5(c)) with respect to each Performance Period. Notwithstanding anything to the contrary in this Plan, the Committee may, in its sole discretion, reduce (but ot increase) the bonus amount for any Participant for a particular Performance Period at any time prior to the payment of bonuses to Participants pursuant to Section 6 (a Participant's bonus amount for each Performance Period, as so reduced, the "Bonus").

     (b) If a Participant's employment with the Company terminates for any reason before the end of a Performance Period or before the date that the Bonus is paid pursuant to Section 6, the Committee shall have the discretion to determine whether (i) such Participant shall be entitled to any Bonus at all,
(ii) such Participant's Bonus shall be reduced on a pro-rata basis to reflect the portion of such Performance Period the Participant was employed by the Company or (iii) to make such other arrangements as the Committee deems appropriate in connection with the termination of such Participant's employment.

     (c) For purposes of this Section 5, "Earnings" means the Company's operating income before taxes and extraordinary loss to be reported in its audited consolidated financial statements for the relevant fiscal year, adjusted to eliminate, with respect to such fiscal year: (i) losses related to the impairment of goodwill and other intangible assets: (ii) restructuring expenses;
(iii) gains or losses on disposal of assets or segments of the previously separate companies of a business combination within two years of the date of such combination; (iv) gains or losses that are the direct result of a major casualty or natural disaster; (v) losses resulting from any newly-enacted law, regulation or judicial order; (vi) the cumulative effect of accounting changes;
(vii) any extraordinary gains or losses; and (viii) accounting expenses associated with the grant of employee share options. The above adjustments to Earnings shall be computed in accordance with US GAAP. Following the completion of each Performance Period, the Committee shall certify in writing the Company's Earnings for such Performance Period.

Section 6.  Payment of Bonus Amount; Voluntary Deferral.

     Each Participant's Bonus shall be payable by such Participant's Participating Employer (as defined in Section 7(j)), or in the case of a Participant employed by more than one Participating Employer, by each such employer as determined by the Committee. The Bonus shall be payable in the discretion of the Committee in cash and/or an equity-based award of equivalent value (provided that in determining the number of Company restricted or deferred stock units payable in cash or shares of the Company's common stock, restricted shares of the Company's common stock or unrestricted shares of the Company's common stock that is equivalent to a dollar amount, that dollar amount shall be divided by the closing price of the Company common stock on the date of grant by the Committee (with fractional shares being rounded to the nearest whole share). The cash portion of the Bonus shall be paid at such time as bonuses are generally paid by the Participating Employer(s) for the relevant fiscal year. Subject to approval by the Committee and to any requirements imposed by the Committee in connection with such approval, each Participant may be entitled to defer receipt, under the terms and conditions of any applicable deferred compensation plan of the Company, of part or all of any payments otherwise due under this Plan. Any equity-based award shall be subject to such terms and conditions (including vesting requirements) as the Committee and the administrative committee of the plan under which such equity-based award is granted may determine.

Section 7.  General Provision.

     (a) Amendment, Termination, etc. The Board reserves the right at any time and from time to time to modify, alter, amend, suspend, discontinue or terminate the Plan, including in any manner that adversely affects the rights of Participants. No Participant shall have any rights to payment of any amounts under this Plan unless and until the Committee determines the amount of such Participant's bonus, that such Bonus shall be paid and the method and timing of its payment. No amendment that would require stockholder approval in order for Bonuses paid pursuant to the Plan to constitute performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code shall be effective without the approval of the stockholders of the Company as required by Section 162(m) of the Code and the regulations thereunder.

     (b) Nonassignability. No rights of any Participant (or of any beneficiary pursuant to this Section 7(b)) under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (including through the use of any cash-settled instrument), either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent and distribution. Any ale, exchange, transfer, assignment, pledge, hypothecation or other disposition in violation of the provisions of this Section 7(b) shall be void. In the event of a Participant's death, any amounts payable under the Plan shall be paid in accordance with the Plan to a Participant's estate. A Participant's estate shall have no rights under the Plan to receive such amounts, if any, as may be payable under this Section 7(b), and all of the terms of this Plan shall be binding upon any such Participant's estate.

     (c) Plan Creates No Employment Rights. Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Company for the Performance Period or thereafter or affect any right which the Company may have to terminate such employment.

     (d) Governing Law. All rights and obligations under the Plan shall be governed by and construed in accordance with the laws of the state of New York, without regard to principles of conflict of laws.

     (e) Tax Withholding. In connection with any payments to a Participant or other event under the Plan that gives rise to a federal, state, local or other tax withholding obligation relating to the Plan (including, without limitation, FICA tax), (i) the Company and any Participating Employer may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to such Participant whether or not pursuant to the Plan or (ii) the Committee shall be entitled to require that such Participant remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

     (f) right of Offset. The Company and any Participating Employer shall have the right to offset against the obligation to pay a Bonus to any Participant, any outstanding amounts (including, without limitation, travel and entertainment or advance account balances or amounts repayable to it pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to it.

     (g) Severability; Entire Agreement. If any of the provisions of this Plan is finally held to be invalid, illegal or unenforceable (whether in while or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby. This Plan shall not supersede any other agreement, written or oral, pertaining to the matters covered herein, except to the extent of any inconsistency between this Plan and any prior agreement, in which case this Plan shall prevail.

     (h) No Third Party Beneficiaries. The Plan shall not confer on any person other than the Company and any Participant any rights or remedies hereunder.

     (i) Participating Employers. Each subsidiary or affiliate of the Company that employs a Participant shall adopt this Plan by executing Schedule A (a "Participating Employer"). Except for purposes of determining the amount of each Participant's Bonus, this Plan shall be treated as a separate plan maintained by each Participating Employer and the obligation to pay the Bonus to each Participant shall be the sole liability of the Participating Employer(s) by which the Participant is employed, and neither the Company nor any other Participating Employer shall have any liability with respect to such amounts.

     (j) Successors and Assigns. The terms of this Plan shall be binding upon and inure to the benefit of the Company, each Participating Employer and their successors and assigns and each permitted successor or assign of each Participant as provided in Section 7(b).

     (k) Plan Headings. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

     (l) Construction. In the construction of this Plan, the singular shall include the plural, and vice versa, in all cases where such meanings would be appropriate. Nothing in this Plan shall preclude or limit the ability of the Company, its subsidiaries and affiliates to pay any compensation to a Participant under any other plan or compensatory arrangement whether or not in effect on the date this Plan was adopted.

     (m) Plan Subject to Stockholder Approval. The Plan is adopted subject to the approval of the stockholders of the Company at the Company's 2005 Annual Meeting in accordance with Section 162(m)(4)(C) of the Code and Treasury Regulation Section 1.162-27(e)(4), and no Bonus shall be payable hereunder absent such stockholder approval.